As filed with the Securities and Exchange Commission on August 29, 2014

File No. 001-36486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dealer Services Holdings, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5743146
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1950 Hassell Road Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

(847) 397-1700

(Registrant’s telephone number,

including area code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Amendment No. 2 (the “Amendment”) to the Registrant’s Registration Statement on Form 10 (File No. 001-36486) (the “Registration Statement”) is being filed solely to file certain exhibits to the Registration Statement as indicated in the exhibit index contained in Item 15 of this Amendment. No change has been made to the other sections of the Registration Statement. Accordingly, they have been omitted.

Item 15.	Financial Statements and Exhibits.

(b) Exhibits

Exhibit Number	Description

2.1	Form of Separation and Distribution Agreement between the Registrant and Automatic Data Processing, Inc. (“ADP”)

3.1	Form of Certificate of Incorporation of the Registrant

3.2	Form of By-laws of the Registrant

10.1	Form of Tax Matters Agreement between the Registrant and ADP

10.2	Form of Transition Services Agreement between the Registrant and ADP

10.3	Form of Intellectual Property Transfer Agreement between the Registrant and ADP

10.4*	Form of Data Center Services Agreement between the Registrant and ADP

10.5	Form of Employee Matters Agreement between the Registrant and ADP

10.6	Form of Change in Control Severance Plan for Corporate Officers

10.7	Form of 2014 Omnibus Award Plan

10.8	Form of 2014 Deferred Compensation Plan

21.1*	Subsidiaries of the Registrant

99.1†	Information Statement

*	To be filed by amendment
†	Previously Filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dealer Services Holdings, LLC

By:	/s/ Steven J. Anenen
Name: Steven J. Anenen
Title: Chief Executive Officer

Date: August 29, 2014